Filed Pursuant to Rule 424(b)(5)

Registration No. 333-250824

Prospectus Supplement dated August 7, 2023

Up to $13,800,000

Shares of Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., or Cantor, dated August 7, 2023 relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell through this prospectus supplement our common stock, par value $0.001 per share (our “common stock”), having an aggregate offering price of up to $13,800,000 from time to time through Cantor, acting as our sales agent.

Our common stock is listed on the NYSE American under the symbol “OPTT.” The last reported sale price of our common stock on the NYSE American on August 3, 2023 was $0.55 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE American, the existing trading market for our common stock, or sales on any other existing trading market for our common stock or to or through a market maker. Cantor is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on terms mutually agreed between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Cantor a fixed commission rate equal to 3% of the gross sales price per share of common stock sold. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-6 for additional information regarding the compensation to be paid to Cantor.

As of August 7, 2023, the aggregate market value of our common stock held by non-affiliates was approximately $41,926,260 based on 58,730,917 shares of our common stock outstanding, less approximately 500,000 shares held by affiliates, and a price of $0.72 per share, which was the last reported sale price of our common stock on the NYSE American on July 17, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the date of any sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates so long as our non-affiliate public float remains below $75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months preceding the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” in the prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference therein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus, as supplemented by this supplement, is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus supplement is August 7, 2023

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About This Prospectus Supplement

You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-250824) we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $100,000,000 of our common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts and units.

Unless expressly stated otherwise, all references in this prospectus supplement and the accompanying base prospectus to “we,” “us,” “our” or similar references mean Ocean Power Technologies, Inc. and its subsidiaries on a consolidated basis.

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Prospectus Summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-3, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. In this prospectus supplement, the terms “we,” “us,” and the “company” refer to Ocean Power Technologies, Inc. and its subsidiaries.

Our Company

Our solutions focus on four major service areas: Data as a Service (“DaaS”), which includes data collected by our Wave Adaptive Modular Vessel (WAM-V®) autonomous vehicles or our PowerBuoy® product lines; Robotics as a Service (“RaaS”), which provides a lower cost subscription model for our customers to access use of our WAM-V’s®; Power as a Service (“PaaS”), which includes our PowerBuoy® and subsea battery products; and our Strategic Consulting Services.

Our mission is to provide intelligent maritime solutions and services that enable more secure and more productive utilization of our oceans and waterways, provide clean energy power services, and offer sophisticated surface and subsea maritime domain awareness solutions. We achieve this through our proprietary, state-of-the-art technologies that are at the core of our clean and renewable energy platforms, autonomous systems, solutions and services.

We provide ocean data collection and reporting, marine power, offshore communications, and Maritime Domain Awareness System products, integrated solutions, and consulting services. We offer our products and services to a wide-range of customers, including those in government and offshore energy, oil and gas, construction, wind power and other industries. We are involved in the entire life cycle of product development, from product design through manufacturing, testing, deployment, maintenance and upgrades, while working closely with partners across our supply chain. We also work closely with our third party partners that provide us with, among other things, software, controls, sensors, integration services, and marine installation services. Our solutions are based on proprietary technologies that enable autonomous, zero or low carbon emitting, and cost effective data collection, analysis, transportation and communication. Our solutions are primarily suited to ocean and other offshore environments, and support generation of actionable intelligence on a standalone basis or working with other data sources. We channel the information we collect, and other communications, through control equipment linked to edge computing and cloud hosting environments.

Corporate Information

Our principal executive offices are located at 28 Engelhard Drive, Monroe Township, New Jersey 08831. Our telephone number is (609) 730-0400. We were incorporated in New Jersey in 1984 and reincorporated in the State of Delaware in 2007. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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The Offering

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $13,800,000. The actual number of shares issued will vary depending on the sales price under this offering.
Common stock to be outstanding after this offering

Up to 79,640,008 shares, assuming an offering price of $0.66 per share, which was the last reported sale price of our common stock on the NYSE American on June 6, 2023. The actual number of shares will vary depending on the sales price.

Plan of Distribution	“At the market offering” that may be made from time to time to or through our sales agent, Cantor. See “Plan of Distribution” on page S-9.
Use of proceeds

We intend to use the net proceeds from this offering to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merger and acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, repurchases and redemptions of securities, and for other general corporate purposes. However, we will retain broad discretion over how the net proceeds are used. See “Use of Proceeds” on page S-5.

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, see “Risk Factors” beginning on page S-3 of this prospectus supplement.

NYSE American symbol	“OPTT”

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RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus supplement and the accompanying prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and this Offering

Historically, our stock price has been volatile, and this is likely to continue; purchasers of our common stock could incur substantial losses as a result.

Historically, the market price of our common stock has fluctuated significantly, and we expect that this will continue. Purchasers of our common stock could incur substantial losses relating to their investment in our stock as a result. The stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our common stock, which could cause purchasers of our common stock to incur substantial losses. The market price for our common stock may be influenced by many factors, including:

●	developments in our business or with respect to our projects;
●	the success of competitive products or technologies;
●	regulatory developments in the United States and foreign countries;
●	developments or disputes concerning patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the conventional and renewable energy industries and issuance of new or changed securities analysts’ reports or recommendations;
●	the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our common stock;
●	investor perception of our company and of our targeted markets; and
●	general economic, political and market conditions.

The market valuation of our business may fluctuate due to factors beyond our control and the value of the investment of our stockholders may fluctuate correspondingly.

The market valuation of energy companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

●	Changes in securities analysts’ estimates of our financial performance;
●	Fluctuations in stock market prices and volumes, particularly among securities of energy companies;
●	Changes in market valuations of similar companies;
●	Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
●	Variations in our quarterly operating results;
●	Fluctuations in coal, oil, natural gas, methanol and ammonia prices;
●	Loss of a major customer of failure to complete significant commercial contracts;
●	Loss of a relationship with a partner; and
●	Additions or departures of key personnel.

As a result, the value of your investment may fluctuate.

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Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time and from time to time during the term of the sales agreement, as discussed in the “Plan of Distribution” below. The actual number of shares common stock that are sold to or through Cantor on our behalf pursuant to any placement notice we deliver to Cantor will depend on the market price of the common stock during the periods in which sales are made and any restrictions or limitations applicable to such sales, such as a minimum price below which sales may not be made, that we may include in such placement notice or that otherwise apply under the sales agreement. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued. We may further supplement the prospectus to sell under the Sales Agreement all or a portion of the remaining $15,000,000 available for issuance under the base prospectus, which may cause the market price of our common stock to decline, as well as further dilution of the common stock you purchase in this offering.

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered from time to time may be substantially higher than the book value per share of our common stock at the time of the sale, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold to or through Cantor under the Sales Agreement and the prices at which they are sold. There can be no assurance that we will be able to sell any shares of common stock under the Sales Agreement with Cantor or to what extent we will be able to utilize the Sales Agreement.

We intend to use the net proceeds from this offering, if any, to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merger and acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, repurchases and redemptions of securities, and for other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. As of the date of this prospectus, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities, if any. We are implementing this “at the market offering” program to add flexibility to our ability to raise equity capital. Pending any use of the net proceeds from this offering, if any, we intend to deposit the proceeds in checking or money market accounts, or invest in short term highly rated investments, at financial institutions.

Dividend Policy

We have never declared or paid any cash dividends on our common stock, and we do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of April 30, 2023, was approximately $31.4 million, or approximately $0.56 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of April 30, 2023.

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Description of Securities

In this offering, we are offering shares of our common stock under the Sales Agreement with Cantor. In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated. On July 11, 2023, we issued preferred stock purchase rights which are attached to our common stock in connection with our adoption of a Section 382 Tax Benefits Preservation Plan as described below under “-Section 382 Tax Benefits Preservation Plan”.

As of August 7, 2023, there were 58,730,917 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding. As of August 7, 2023, there also were outstanding (i) options representing the right to purchase a total of 1,529,143 shares of common stock at a weighted average exercise price of approximately $1.74 per share, (ii) unvested restricted stock units representing the right to acquire a total of 1,971,328 shares of common stock, and (ii) warrants to purchase up to 4,195,180 shares of our common stock which are exercisable at a price of $3.85.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors (“Board”), subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Removal of Directors

Our certificate of incorporation currently provides that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. However, our Board approved an amendment to our bylaws that became effective on June 17, 2016, which permits our directors to be removed either for cause or without cause by our stockholders. At our annual meeting of stockholders for the year ended April 30, 2016 that was held on October 21, 2016 (the “2016 Annual Meeting”), we submitted a proposal to stockholders seeking stockholder approval to amend our certificate of incorporation to delete the reference to “for cause” in Section 6 of Article IX of the certificate of incorporation. This proposal to amend the certificate of incorporation did not receive the required affirmative vote of the holders of at least 75% of the outstanding shares of common stock entitled to vote at the meeting, so the proposal did not pass. However, we also submitted a proposal to stockholders at the 2016 Annual Meeting seeking approval to amend our certificate of incorporation to add a clause that specified that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the Delaware General Corporate Law (the “DGCL”) shall be read in conformity with the applicable requirement of the DGCL. This second proposal only required the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting, and it passed.

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Our Board takes the position that under current Delaware law, the “only for cause” provision in the certificate of incorporation regarding removal of the company’s directors is not enforceable and is therefore not in conformity with the applicable requirement of the DGCL. Accordingly, we will comply with the provisions of our bylaws, as amended and as described above, relating to director removal and will not seek to enforce that provision of our certificate of incorporation relating to stockholder removal of directors only for cause, as presently in effect. Under our certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of our Board, our chief executive officer, our president or our Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting, as well as having met certain other requirements specified in the bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 382 Tax Benefits Preservation Plan

Our Board has approved the adoption of a tax benefits preservation plan in the form of a Section 382 Rights Agreement designed to protect and preserve our tax assets primarily associated with net operating loss carryforwards (“NOLs”) that could potentially be utilized in certain circumstances to offset our future taxable income and reduce its federal income tax liability.

Section 382 of the Internal Revenue Code imposes limitations on the future use of a company’s NOLs if it undergoes an “ownership change.” Our ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period.

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Our tax benefits preservation plan is similar to those adopted by numerous other public companies with significant NOLs. In order to protect our NOLs from being limited or permanently lost under Section 382, the tax benefits preservation plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of our common stock. This is accomplished by deterring any person or group from acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the Board. Our tax benefits preservation plan does not, however, block anyone from buying or selling OPT’s common stock. Accordingly, there can be no assurance that the tax benefits preservation plan will prevent an “ownership change.”

Under the terms of the tax benefits preservation plan, we distributed to our stockholders one preferred stock purchase right for each share of our common stock held as of the close of business on July 11, 2023. Any shares of common stock issued after the July 11, 2023 record date will be issued together with associated preferred stock purchase rights.

Under the tax benefits preservation plan, the rights will initially trade with our common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% or more of our outstanding common stock, without the approval of the Board, after the first public announcement by us of the adoption of the tax benefits preservation plan. A person or group who acquires, without the approval of our Board, beneficial ownership of 4.99% or more of our outstanding common stock could be subject to significant dilution. If the preferred stock purchase rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase our common stock at a 50% discount. The Board also has the option to cause the exchange of one share of common stock for each preferred stock purchase right held. Preferred stock purchase rights held by the person or group triggering the rights will become null and void and will not be exercisable or transferable.

Stockholders who beneficially owned 4.99% or more of our outstanding common stock prior to the first public announcement by us of the adoption of the tax benefits preservation plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire beneficial ownership of any additional shares of common stock (other than pursuant to a stock split, stock dividend, reclassification, or similar transaction effected by us) at a time when they still beneficially own 4.99% or more of such common stock. The Board also has the discretion to exempt any acquisition of our common stock from the provisions of the tax benefits preservation plan.

The preferred stock purchase rights and the tax benefits preservation plan will expire no later than June 29, 2026. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by our Board that (i) the tax benefits preservation plan is no longer necessary for the preservation of our tax attributes, (ii) no tax attributes may be carried forward (with such expiration occurring as of the beginning of the applicable taxable year), or (iii) prior to the time any person or group acquires 4.99% or more of our common stock, that the tax benefits preservation plan and the preferred stock purchase rights are no longer in the best interests of us and our stockholders. The preferred stock purchase rights may also be redeemed, exchanged, or terminated prior to their expiration.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting or assenting to unlawful payments of dividends or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

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Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her stockholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or the NYSE American.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Our common stock is listed on the NYSE American under the symbol “OPTT.”

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PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), with Cantor Fitzgerald & Co. (“Cantor”), under which we may issue and sell shares of our common stock from time to time through or to Cantor, acting as sales agent. Pursuant to this prospectus supplement and accompanying prospectus, we may sell shares of our common stock having an aggregate gross sales price of up to $13,800,000. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K on even date herewith and will be incorporated by reference into this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Cantor a commission, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold through it under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $75,000 and certain ongoing expenses. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Cantor under the terms of the Sales Agreement, will be approximately $100,000.

Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may terminate the Sales Agreement at any time subject to the terms of the Sales Agreement.

Cantor and its affiliates may provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement in violation of Regulation M.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

S-10

LEGAL MATTERS

The validity of the securities being offered by this prospectus and other legal matters concerning this offering will be passed on for us by Porter Hedges LLP, Houston, Texas. Cantor is being represented in connection with this offering by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2023 and 2022 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Certain Documents Incorporated By Reference

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on July 28, 2023 (File No. 001-33417);
●	our Current Reports on Form 8-K, filed with the SEC on June 8, 2023, June 9, 2023, June 30, 2023 and July 12, 2023 (File No. 001-33417) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and
●	the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Attention: Chief Financial Officer

(609) 730-0400

You may also access the reports and documents incorporated by reference into this prospectus through the following website maintained by the SEC: http://www.sec.gov.

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Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.oceanpowertechnologies.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

●	our ability to develop, market and commercialize our products, and achieve and sustain profitability;
●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;
●	our ability to obtain additional funding, as and if needed, which will be subject to several factors, including market conditions, and our operating performance;
●	our history of operating losses, which we expect to continue for at least the short term and possibly longer;
●	our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute;
●	our ability to protect our intellectual property portfolio
●	the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers and personnel;
●	our ability to meet product development, manufacturing and customer delivery deadlines may be impacted by disruptions to our supply chain, primarily related to labor shortages and manufacturing and transportation delays both here in the U.S. and abroad;
●	our acquisitions and our ability to integrate them into our operations which may be unsuccessful or expose us to unforeseen liabilities, and may use significant resources;
●	our estimates regarding future expenses, revenues, and capital requirements;
●	our ability to identify and penetrate markets for our products, services, and solutions;
●	our ability to effectively respond to competition in our targeted markets
●	our ability to establish relationships with our existing and future strategic partners which may not be successful;
●	our ability to maintain the listing of our common stock on the NYSE American;
●	the reliability of our technology, products and solutions;
●	our ability to increase or more efficiently utilize the power available from our PowerBuoy® product line:
●	changes in current legislation, regulations and economic conditions that affect the demand for, or restrict the use of our products;
●	our ability to hire and retain key personnel, including senior management, to achieve our business objectives; and
●	our ability to establish and maintain commercial profit margins.

These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus and in the documents that we include in or incorporate by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and our subsequent SEC filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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Up to $13,800,000

Shares of Common Stock

Prospectus Supplement

Cantor

August 7, 2023